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                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.


                                    FORM 8-K

                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



  Date of Report (Date of earliest event reported) AUGUST 5, 1997
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                         SEAMAN FURNITURE COMPANY, INC.
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             (Exact Name of Registrant as Specified in its Charter)


                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)


       0-21226                                     11-2751205
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(Commission File Number)              (I.R.S. Employer Identification No.)



                 300 CROSSWAYS PARK DRIVE, WOODBURY, NY      11797
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               (Address of Principal Executive Offices)    (Zip Code)


                                 (516) 496-9560
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              (Registrant's Telephone Number, Including Area Code)
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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

          On August 5, 1997, Seaman Furniture Company, Inc. (the "Company"), pursuant to a Purchase and Sale Agreement dated as of August 1, 1997 between the Company and Household Bank (Nevada), N.A. ("Household"), sold $70 million of its customer accounts receivables. In connection therewith, the Company also entered into a Merchant Agreement with Household, dated August 1, 1997 with an effective date of August 5, 1997, pursuant to which Household will provide revolving credit financing to individual qualified customers of the Company through the issuance of a credit card. The Company has terminated its Service Agreement with SPS Payment Systems, Inc. which had provided services since April 1994 with regard to the Company's proprietary credit card program.

          The Company also terminated its Revolving Credit and Security Agreement with BNY Financial Corporation and Fleet Bank, N.A., which agreement was collateralized primarily by the Company's customer accounts receivables, on July 30, 1997.

          As indicated in Item 5 below, the Company entered into a merger agreement with SFC Merger Company ("Mergerco"), a Delaware corporation owned by the Company's majority stockholders, M.D. Sass Associates, Inc., T. Rowe Price Recovery Fund, L.P. and Carl Marks Management Co., L.P. Pursuant to the terms of the merger agreement, Mergerco will purchase, through a one-step merger transaction, the approximately 20% of the Company's outstanding Common Stock, par value $.01 per share, not already owned by the majority stockholders for $25.05 per share. Some of the proceeds from the sale of the customer accounts receivable will be used to fund the cash requirements of the transaction.

ITEM 5.   OTHER EVENTS.
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          On August 13, 1997, the Company executed a merger agreement with SFC
Merger Company, a Delaware corporation owned by the majority stockholders of the Company, M.D. Sass Associates, Inc., T. Rowe Price Recovery Fund, L.P. and Carl Marks Management Co., L.P., which provides for, among other things, cash consideration of $25.05 per share for each share of the Company's outstanding common stock, Under the terms of the merger agreement, the Company will survive the merger and be owned by the majority stockholders and the current senior management of the Company.

          The merger agreement was approved by a special committee of the Board of Directors of the Company consisting of two independent directors. The special committee received a fairness opinion from Wasserstein Perella & Co., Inc.
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          The merger agreement is subject to certain conditions, including financing and stockholder approval.

          A special meeting of the stockholders of the Company, for the purpose of approving the merger transaction, is expected to be held in October.

          The description contained herein of the merger is qualified in its entirety by reference to the Agreement and Plan of Merger by and between the Company and SFC Merger Company dated August 13, 1997, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
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          INFORMATION AND EXHIBITS.
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     (a) Financial Statement of Businesses Acquired.

          None.

     (b) Pro Forma Financial Information.

          None.

     (c)  Exhibits.

          The following exhibits are filed herewith:

          2.1 Agreement and Plan of Merger by and between SFC Merger Company and Seaman Furniture Company, Inc., dated August 13, 1997.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SEAMAN FURNITURE COMPANY, INC.



                                    /s/Alan Rosenberg
                                      -----------------
                                    Alan Rosenberg
                                    President and Chief Executive Officer

Date: August 14, 1997
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                                 EXHIBIT INDEX
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Exhibit
Number                                    Description
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2.1                      Agreement and Plan of Merger by and between SFC Merger
                         Company and Seaman Furniture Company, Inc., dated August 13, 1997